UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California  90012
(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CATY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2026, the board of directors of Cathay General Bancorp (the “Company”), the holding company for Cathay Bank (the “Bank”), appointed Ms. Lana Chan to serve as a director of both the Company and the Bank. She will begin serving as a Class I director effective as of the same date. The Class I directors will hold office until the 2027 annual meeting of stockholders and their successors are elected and qualified. The Company has not yet determined whether Ms. Chan will be assigned to any board committee. To the extent the Company decides it will appoint Ms. Chan to any board committee, the Company will file an amended Form 8-K to disclose Ms. Chan’s committee assignments.

As of the same date, in connection with the appointment, Jane Jelenko, a member of the board of directors of the Company and the Bank, notified the Company of her intention to retire effective April 30, 2026. Ms. Jelenko’s decision to retire was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Following the appointment of Ms. Chan and retirement of Ms. Jelenko, the Company will have twelve directors, 8 of whom will be considered to be independent.

Lana Chan is a seasoned financial expert with over 30 years of experience in stock market analysis, risk assessment, and strategic advisory. From 2005-2020, Lana served as a sell-side equity research analyst and Managing Director at BMO Capital Markets, focused on the banking industry. During her tenure, she provided analysis on bank profitability, credit and liquidity risk, and long-term strategy, with a specialized focus on niche markets including the Asian-American and high-net-worth banks. A trusted advisor to institutional investors, Lana is recognized for her ability to synthesize complex financial data into actionable insights and investment recommendations. Most recently, she provided consulting services for Cathay Bank (2022–Sept 2025), where she advised senior management on institutional investor visibility and engagement. Ms. Chan holds a B.S. degree with a double major in Finance and Information Systems.

Ms. Chan’s compensation for her services as a director will be consistent with that of the other non-employee directors of the Company, as described in the Company’s definitive proxy statement with respect to the 2025 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 10, 2025. There are no other arrangements or understandings between Ms. Chan and any other person pursuant to which she was elected as a director, and Ms. Chan is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2026
CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and
Chief Financial Officer